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                                                                      EXHIBIT 24




                         CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-73492) of Cantel Medical Corp. (formerly Cantel Industries, Inc.) and in the related Prospectus and to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-73446, 33-04495 and 333-20819) of Cantel Medical Corp., of our report dated September 26, 2000, with respect to the consolidated financial statements and schedule of Cantel Medical Corp. included in this Annual Report on Form 10-K for the year ended July 31, 2000.






                                     /s/ ERNST & YOUNG LLP



MetroPark, New Jersey
October 27, 2000